Exhibit 3.1
                                  -----------

[Stamp of approval of the Secretary of State of Utah dated March 27, 1974 appears here]

                            ARTICLES OF INCORPORATION

                                       OF

                         COLUMBINE FINANCIAL CORPORATION

     We the undersigned, natural persons being more than twenty-one years of age, acting as incorporators of a Corporation pursuant to the provisions of the Utah Business Corporation Act, do hereby adopt the following Articles of Incorporation for such a Corporation.

                                    ARTICLE I
                                    ---------

                                      NAME
                                      -----
     The name of the Corporation hereby created shall be:

                         COLUMBINE FINANCIAL CORPORATION

                                   ARTICLE II
                                   ----------
                                    DURATION
                                    --------

     The Corporation shall continue in existence perpetually unless sooner dissolved according to the law.

                                   ARTICLE III
                                   -----------
                                    PURPOSES
                                    --------

     The purposes for which the Corporation is organized are:

     1. To purchase or otherwise acquire, and to hold, grant security interests in pledge, sell, exchange, or otherwise dispose of, securities (which term includes, without limitation of the generality thereof, any shares of stocks, bonds, debentures, contracts, options, notes mortgages, or other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firm, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner; and to exercise, as owner or holder of a any securities, any and all rights, powers, and privileges in respect thereof.

     2. To acquire by purchase, subscription, underwriting, or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, create security interests in, pledge, exchange, or otherwise dispose of real and personal property of every sort and description and wheresoever situated.

     3. To issue offer, underwrite, buy, sell sponsor, create, assign, transfer, pledge or otherwise deal in commodities, options, or double options on commodities of any kind whatsoever.

     4. To act as registrar or transfer agent either for itself or for others, including the cancellation, authentication, validation, issuance and execution of share certificates; the preparation and maintenance of any and all books, ledgers, journals and records in connection therewith; the execution, signing, verification, and acknowledgment of any kind and all documents or writings of any kind whatsoever; and all other acts necessary or appropriate in connection thereto.

     5. To do any act or thing provided or permitted  herein either  directly or
indirectly   through   agents,   independent   contractors,    joint   ventures,
subsidiaries, divisions, contractual arrangements or otherwise.

     6. In general, to possess and exercise all the powers an privileges granted by the laws of the State of Utah or by these Articles of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purpose of the Corporation.

     7. The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no ways limited or restricted by reference to, or inference from, the terms of any other clause in there Articles of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the purpose of the Corporation.

                                   ARTICLE IV
                                   ----------
                                 CAPITALIZATION
                                 --------------

     The aggregate number of shares which the Corporation shall have authority to issue is 5,000,000 capital shares with a par value of $.01 per share, each of which shall have equal voting rights.

                                    ARTICLE V
                                   ----------
                                 PAID-IN CAPITAL
                                 ---------------

     The Corporation shall not commence business until consideration of a value of at least $1,000.00 has been received by it as consideration for the issuance of its shares.

                                   ARTICLE VI
                                   ----------
                               PRE-EMPTIVE RIGHTS
                               ------------------

     No holder of the Corporation of any class now or hereafter authorized, shall have any preferential or pre-emptive right to subscribe for,

                                   ARTICLE VII
                                   -----------
                        OFFICERS AND DIRECTORS CONTRACTS
                        ---------------------------------
     No contract of other transaction between this Corporation and any other firm or corporation shall be affected by the fact that a director or officer of this Corporation has an interest in, or is a director or officer of such firm or other corporation. Any officer or director, individually or with others, may be a party to, or may have an interest in, or is a director, individually or with others, may be a party to, or may have an interest in, any transaction of this Corporation or any transaction in which the Corporation is a party or has an interest. Each person who is now or may become an officer or a director of this Corporation is hereby relieved from liability that might otherwise obtain in the event that such an officer or director contracts with this Corporation for the benefit of himself or any other corporation for the benefit of himself or any firm or other corporation in which he may have an interest, provided such officer or director acts in good faith.

                                  ARTICLE VIII
                                  ------------
                           REGISTERED OFFICE AND AGENT
                           ---------------------------

     The address of the initial registered office of the Corporation is:

                             Suite 500 Continental Bank Bldg.
                             Salt Lake City, Utah 84101

     and the name of its initial registered agent at such address is:

                             Karin A. Lewis

                                   ARTICLE IX
                                   ----------
                                    DIRECTORS
                                    ---------

     The internal affairs of the Corporation shall be managed by Board of Directors which shall have not less than three (3) nor more than nine (9) directors, as determined from time to time by the Board of Directors. The original Board of Directors shall be comprised of three (3) persons. The names and residence address of the person who are to serve as directors until the first annual meeting of shareholders and until their successors are elected shall qualify as follows:

          NAME                               ADDRESS
          ----                               -------
          Richard L. Chatham                 Suite 500 - Continental Bank Bldg.
                                             Salt Lake City, Utah 84101

          Gary L. Merrill                    Suite 500 - Continental Bank Bldg.
                                             Salt Lake City, Utah 84101

          Jo Lynda Mayhew                    Suite 500 - Continental Bank Bldg.
                                             Salt Lake City, Utah 84101

                                    ARTICLE X
                                    ---------
                                  INCORPORATORS
                                  -------------

     The names and residence addresses of the incorporators are:

          Karin A. Lewis                     5678 Holladay Blvd.
                                             Salt Lake City, Utah 84121

          Gary Lee Merrill                   5852 Fountaine Bleu Circle
                                             Salt Lake City, Utah 84121

          Sue Frankenberger                  151 South Main #18
                                             Midvale, Utah 84047

                                  INCORPORATORS
                                  -------------

                                             /S/ Karin A. Lewis
                                             --------------------------
                                             Karin A. Lewis

                                             /S/ Gary Lee Merrill
                                             --------------------------
                                             Gary Lee Mitchell

                                             /S/ Sue Frankenberger
                                             --------------------------
                                             Sue Frankenberger


STATE OF UTAH              )
                           ) ss
COUNTY OF SALT LAKE        )

     I, Jo Lynda Mayhew, a Notary Public, hereby certify that on the 24th day of March, 1974, personally appeared before me Karin A. Lewis, Gary Lee Merrill, and Sue Frankenberger, who being by me first duly sworn, severally declared that they are the persons who signed the foregoing documents as incorporators, and that the statements therein contained are true.




                                   /s/ Jo Lynda Mayhew
                                   ------------------------
                                   Notary Public
                                   Residing at Salt Lake City, Utah

My commission Expires:
11-20-74
--------
                                      -4-